UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 12, 2014

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 Railroad Avenue, Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On September 1, 2014, WPCS International Incorporated (the “Company”) announced that it had entered into an agreement (the “Agreement”) with Chord Advisors, LLC (“Chord”). Pursuant to the Agreement, Chord would provide the Company with comprehensive outsourced accounting solutions and pursuant to which, the Company appointed David Horin to serve as the Company’s Chief Financial Officer. As discussed below, on December 12, 2014, David Horin resigned as the Company’s Chief Financial Officer. On December 12, 2014, the Company notified Chord that the Agreement would be terminated, effective December 31, 2014.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David Allen as Chief Financial Officer

Effective December 12, 2014, the Board of Directors of the Company appointed David Allen as the Company’s Chief Financial Officer.

Since June 2004, Mr. Allen has served as the Chief Financial Officer and a member of the board of Bailey’s Express, Inc., a private, family-owned business. From June 2006 to June 2013, Mr. Allen was the Chief Financial Officer and Vice President of Administration for Converted Organics, Inc. an environmentally friendly clean technology company. Previously, Mr. Allen served as Chief Financial Officer (1999 – 2003) and President and Chief Executive Officer (2003 – 2004) for Millbook Press, Inc., a Brookfield, Connecticut publisher of children’s books and as the chief financial officer and vice president of administration of JDM, Inc., a Wilton, Connecticut business development and consulting company to the direct marketing business. Mr. Allen has also previously worked for DeAgostini USA Inc., Contiki Travel and Arthur Anderson & Co.

Mr. Allen has been an adjunct professor at Western Connecticut State University since 2005. Mr. Allen holds a B.S. degree in Accounting and an M.S. degree in Taxation from Bentley University in Waltham, Massachusetts. Mr. Allen is a Certified Public Accountant.

The Company has agreed to pay Mr. Allen an annual salary of $140,000 on an at-will basis. There are no other arrangements or understandings between Mr. Allen and any other person pursuant to which Mr. Allen was appointed as Chief Financial Officer of the Company. Mr. Allen has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of David Horin as Chief Financial Officer

On December 12, 2014, David Horin resigned, effective immediately, as the Chief Financial Officer of the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held a special meeting (the “Meeting”) of the holders of its common stock on December 12, 2014, at 10:00 a.m. The Meeting was called to consider a proposal to amend the certificate of incorporation to increase the authorized number of shares of common stock from 14,285,714 to 75,000,000 (the “Proposal”).

The Meeting was adjourned in order to permit the Company additional time to solicit additional proxies as there were not sufficient votes to approve the Proposal. The adjournment was approved by a vote of 5,573,414 shares, with no shares voted against the adjournment, thus constituting approval by more than the majority of the holders of the common stock represented in person or by proxy at the Meeting and entitled to vote on the adjournment.

The adjourned Meeting will be held on Thursday, January 8, 2015, at 10:00 a.m. at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: December 12, 2014	By: /s/ SEBASTIAN GIORDANO
Sebastian Giordano
Interim Chief Executive Officer

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